Healthcare Triangle, Inc. Announces 1-for-10 Reverse Stock Split as Part of Nasdaq Compliance Plan

PLEASANTON, Calif., May 25, 2023 (GLOBENEWSWIRE) -- Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the "Company"), a leader in digital transformation solutions including managed services, cloud enablement, and data analytics for the healthcare and life sciences industry, today announced that it will effect a 1-for-10 reverse stock split of its common stock. The reverse stock split will become effective at 12:01 a.m. Eastern Time on Friday, May 26, 2023, and the Company’s common stock will commence trading on the Nasdaq Capital Market on a post-split basis at the opening of the market on May 26, 2023, pending confirmation by the Depository Trust Company and the Nasdaq. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the Company’s existing trading symbol, “HCTI,” and a new CUSIP number 42227W 207 has been assigned as a result of the reverse stock split.

The Company expects that the reverse stock split, which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on November 17, 2022, will increase the price per share of the Company’s common stock, and is part of the Company’s strategy to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq Capital Market.

At the effective time of the reverse stock split, each ten (10) shares of the Company’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.00001 per share or the total number of authorized shares. The reverse stock split will reduce the Company’s number of shares outstanding common stock from approximately 42,778,762 shares to approximately 4,277,876 shares. No fractional shares of common stock will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

Stockholders of record as of May 25th, 2023, will be receiving information regarding their share ownership following the reverse stock split from the Company's transfer agent, VStock Transfer, LLC. VStock Transfer can be reached at (212) 828 8436. Additional information about the reverse stock split can be found in the Company's definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the "SEC") on October 19, 2022, and available free of charge at the SEC's website sec.gov.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical and business performance optimization. For more information, visit www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Prospectus filed with the SEC on October 7, 2021, previous filings, subsequent filings and future periodic reports filed with the SEC. All the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

Investor Contact

1-800-617-9550

ir@healthcaretriangle.com